SS: Form D-4
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                                   MAIL TO:
                         Colorado Secretary of State
                             Corporations Office
                           1560 Broadway, Suite 200
                            Denver, Colorado 80202
                                (303) 894-2251

                            ARTICLES OF AMENDMENT
                                    to the
ARTICLES OF INCORPORATION
                                    of the
THE QUIZNO’S CORPORATION

      Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its
Articles of Incorporation:

      FIRST:   The name of the corporation is: The Quizno's Corporation.

            SECOND:  The  following  amendment  to the  Amended  and  Restated
Articles of Incorporation  was duly adopted by the Board of Directors  without shareholder  action at a meeting  duly held on March 22, 2000,  in  accordance with the provisions of Section 7-106-102 of the Colorado Business  Corporation
Act.

      "RESOLVED, that Article II of the Amended and Restated Articles of
      Incorporation is hereby amended by adding the following paragraph to
      Article II:

      "Class E Cumulative Convertible Preferred Stock.

      a.    General.   One  hundred  fifty   thousand   (150,000)   shares  of
      authorized  preferred  stock are hereby  designed as Class E  Cumulative
      Convertible Preferred Stock (the "Class E Preferred Stock").

      b.    Conversion.

(i)   Subject to the  following  paragraphs,  each share of Class E  Preferred
                     Stock  shall be  convertible  into  one (1)  share of the
                     Corporation's  common stock (the  "Common  Stock") on any
                     of the  monthly  dividend  payment  dates  set  forth  in
                     paragraph  d below,  at any time prior to the  redemption
                     date  after the  notice  of  redemption  provided  for in
                     paragraph c below has been delivered.

                   (ii) If  at   any   time   the   Corporation   reorganizes,
                   consolidates,  merges,  exchanges shares, or sells, leases, exchanges  or  transfers  all or  substantially  all of its
                   assets,   then   as  a   part   of   such   reorganization,
                   consolidation,  merger,  share  exchange  or  sale,  lease, exchange or transfer,  provision shall be made so that each
                   holder  of  shares  of  Class  E   Preferred   Stock   will
                   thereafter  be entitled to receive upon  conversion  of his shares of Class E Preferred  Stock, the number of shares of stock or other  securities or property of the  Corporation,
                   or    successor    corporation    resulting    from    such
                   reorganization,  consolidation,  merger,  share exchange or sale, lease,  exchange or transfer,  which the holder would have  received  had he  converted  his  shares  of  Class E
                   Preferred Stock  immediately prior to the effective time of such reorganization,  consolidation, merger, share exchange or sale, lease, exchange or transfer.

      (iii) In case the  Corporation  shall (i)  declare or pay a dividend  in shares of Common Stock or make a distribution  in shares of Common Stock
      to  holders  of  its  outstanding   Common  Stock,  (ii)  subdivide  its
      outstanding  shares of  Common  Stock,  (iii)  combine  its  outstanding shares of Common  Stock into a smaller  number of shares of Common Stock or (iv) issue any shares of its capital stock in a  reclassification  of the Common  Stock,  then the number of shares of Common  Stock  issuable upon  conversion  of the  Class  E  Preferred  Stock  immediately  prior thereto  shall be  adjusted  so that the  holders  of Class E  Preferred
      Stock  shall be  entitled  to  receive  the kind and number of shares of
      Common Stock or other  securities  of the  Corporation  which they would have owned or have been  entitled  to receive had such Class E Preferred
      Stock been  converted in advance  thereof.  An adjustment  made pursuant to this  subparagraph  shall  become  effective  immediately  after  the effective  date of such event  retroactive  to the record date,  if any, for such event.

      c.    Redemption.,  At the option of the Corporation,  shares of Class E
      Preferred  Stock  may be  redeemed,  in whole or in part,  on any of the monthly  dividend  payment  dates set forth in paragraph d below,  on or after April 1 2003,  at a redemption  price of $8.62 per share,  plus an amount  equal to  unpaid  cumulative  dividends  accrued  to the date of redemption  as provided in  paragraph d below,  so long as the holder of such shares of Class E  Preferred  Stock is given sixty (60) days notice of such redemption.

      d.    Dividends.  The  holder  of  record  of  each  share  of  Class  E
      Preferred Stock shall receive a cumulative  monthly  dividend of $0.0862 per  share  of  Class  E  Preferred  Stock.  Dividends  on the  Class  E
      Preferred  Stock  shall be  payable,  out of  funds at the time  legally available  for payment of  dividends,  in equal  monthly  amounts on the first  business  day of each month in each year  beginning  with  April,
      2000,  for so  long  as  shares  of the  Class  E  Preferred  Stock  are outstanding,  except that  dividends  on the shares of Class E Preferred
      Stock  payable on the first  dividend  payment  date shall  commence  to accrue  and shall be  cumulative  from and  including  March  22,  2000.
      Dividends  shall  be  paid  as  provided  above,  unless  the  Board  of
      Directors of the  Corporation  determine as to a specific  dividend that it is in the best  interests  of the  Corporation  to put such  funds to other  use.  If  such  dividend  is  not  paid  as of any  such  monthly dividend  payment  date,  the right to such payment  shall accrue to the holders  of the  shares of the  Class E  Preferred  Stock and  become an obligation of the  Corporation  until paid in full. No dividends,  other than  dividends  payable  solely in shares ranking junior to the Class E
      Preferred  Stock,  shall be paid or set apart for  payment on any shares ranking  junior  to the Class E  Preferred  Stock  unless  and until all accrued and unpaid dividends on the Class E Preferred Stock,  shall have been paid or a sum  sufficient  for payment  thereof set apart.  Whether another  series of  preferred  stock is senior,  substantially  equal or junior  to the  Class  E  Preferred  Stock  will  be  determined  by the
      Corporation's Board of Directors,  subject to the voting requirements of the  Colorado  Business  Corporation  Act.  However,  Class E  Preferred
      Stock  shall  be  ranked  junior  to  both  the  Corporation’s  Class  A
      Cumulative  Convertible  Preferred Stock (“Class A Preferred Stock”) and
      Class C  Cumulative  Convertible  Preferred  Stock  (“Class C  Preferred
      Stock”),  but  shall be  ranked  senior  to the  Corporations’s  Class D
      Subordinated Convertible Preferred Stock (“Class D Preferred Stock”).

      e.    Liquidation  or  Dissolution.  In the  event of any  voluntary  or
      involuntary   liquidation,   or  winding  up,  of  the  affairs  of  the
      Corporation,   the  holders  of  the  issued  and  outstanding  Class  E
      Preferred  Stock  shall be entitled to receive for each share of Class E
      Preferred  Stock,  a dollar  amount equal to $8.62 plus all then accrued and unpaid cumulative  dividends,  before any distribution of the assets of the  Corporation  shall be made to the  holders of any other  capital stock,  except  for  holders  of Class A  Preferred  Stock  and  Class C
      Preferred  Stock,  which  classes  shall  be  ranked  senior  to Class E
      Preferred  Stock in connection with the  liquidation  preferences  under this  paragraph e. The  Corporation  may not pay any amount in the event of a  liquidation  or winding up of the  Corporation,  to the holders of any Common Stock, or any other capital stock of the  Corporation  ranked junior to the Class E Preferred Stock,  unless and until the Corporation has redeemed  the Class E Preferred  Stock or the holders of the Class E
      Preferred  Stock have received  their full  liquidation  preferences  as provided  herein.  However,  no funds can be paid on the  liquidation or dissolution  of the  Corporation to the holders of the Class E Preferred
      Stock,  unless all amounts due and owing upon liquidation or dissolution of the  Corporation  to the holders of the Class A  Preferred  Stock and the Class C Preferred  Stock of the  Corporation  and any other  capital stock ranked senior to the Class E Preferred  Stock,  shall have been in full. A  reorganization,  consolidation or merger of the Corporation,  a
      share  exchange,  a  sale,  lease,   exchange  or  transfer  of  all  or
      substantially  all of its  assets as an  entirety,  or any  purchase  or redemption  of stock  of the  Corporation  of any  class,  shall  not be regarded as a  "liquidation,  dissolution,  or winding up of the affairs of the Corporation" within the meaning of this paragraph e.

      f.    Voting  Rights.  Except as  otherwise  expressly  provided  in the
      Colorado  Business  Corporation  Act, holders of Class E Preferred Stock shall have no right to vote for the  election  of  directors  or for any other  purpose,  provided,  however,  that  holders of a majority of the
      Class E  Preferred  Stock  shall  be  required  to vote in  favor of any proposal to issue a series of preferred stock of the  Corporation  which is to be senior as to dividends or liquidation  preferences to the Class
      E  Preferred  Stock  before  such  preferred  stock may be issued by the
      Corporation.

      g.    Registration Under the Securities Act of 1933.

      (i)   Whenever the Corporation  files a registration  statement with the
      United  States  Securities  and  Exchange  Commission  pursuant  to  the
      Securities  Act of 1933,  as amended  (the  "Act"),  or  pursuant to any other act passed  after the date hereof,  which filing  provides for the sale  of  securities  by the  Corporation  to the  public,  or  files  a
      Regulation A Offering  Statement  under the Act, the  Corporation  shall offer to the holders of the Class E Preferred  Stock or of any shares of
      Common Stock issued upon conversion of the Class E Preferred  Stock, the opportunity  to register  or qualify  the shares  issued or to be issued upon  conversion  of the Class E Preferred  Stock at the  holders'  sole expense,  regardless  of  whether  the  holder or holders of the Class E
      Preferred  Stock may have  previously  availed  themselves of any of the registration  rights  described in this paragraph g; provided,  however, that in the case of a Regulation A offering,  the opportunity to qualify shall be limited to the amount of the available  exemption  after taking into  account the  securities  that the  Corporation  wishes to qualify.
      However,  if an underwriter or sales agent determines in good faith that the then current market  conditions make it inadvisable to offer selling shareholder  shares to the public or to limit the amount of such shares, the  holders  shall  comply  with  such  determination.  Notwithstanding anything to the contrary,  this subparagraph (i) shall not be applicable to a  registration  statement on Forms S-4, S-8 or their  successors  or any other  inappropriate  forms filed by the Corporation with the United
      States Securities and Exchange Commission.

      The  Corporation  shall deliver  written notice to the holder or holders of the Class E  Preferred  Stock  and to any  holders  of the  shares of
      Common Stock issued upon  conversion  of the Class E Preferred  Stock of its intention to file a registration  statement or Regulation A Offering
      Statement  under  the Act at least 60 days  prior to the  filing of such registration statement or offering statement,  and the holder or holders
      shall  have  30  days   thereafter   to  request  in  writing  that  the
      Corporation  register or qualify the shares of Common Stock to be issued upon  conversion  in  accordance  with this  subparagraph  (i). Upon the delivery  of such a written  request  within  the  specified  time,  the
      Corporation   shall  be  obligated   to  include  in  its   contemplated
      registration  statement or offering statement all information  necessary or advisable to register or qualify the shares  issuable upon conversion for a public  offering,  if the Corporation  does file the  contemplated registration  statement or offering statement;  provided,  however, that neither the delivery of the notice by the  Corporation  nor the delivery of a request by a holder shall in any way obligate  the  Corporation  to file  a  registration  statement  or  offering  statement.  Furthermore, notwithstanding  the  filing of a  registration  statement  or  offering statement,  the Corporation may, at any time prior to the effective date
      thereof,   determine   not  to  offer  the   securities   to  which  the
      registration  statement or offering  statement  relates,  including  the shares to be issued upon conversion.

      Holders  exercising  their  rights  hereunder  shall  pay  all  expenses relating  to  their  shares  being  sold  pursuant  to the  registration
      statement,   including  their  pro  rata  share  of  legal,  accounting,
      consulting,   printing,  federal  and  state  filing  fees,  NASD  fees, out-of-pocket  expenses incurred by counsel,  underwriting  commissions, transfer taxes and the  underwriter's  accountable  and  non-accountable expense  allowances  attributable to the offer and sale of the shares to be issued upon conversion,  accountants and consultants  retained by the
      Corporation,   and  miscellaneous   expenses  directly  related  to  the
      registration statement or offering statement and the offering.

      (ii)  In the event that the  Corporation  registered  or  qualifies  the shares issuable upon conversion  pursuant to subparagraph (i) above, the
      Corporation   shall   include   in   the   registration   statement   or
      qualification,  and the prospectus included therein, all information and materials  necessary or advisable to comply with the applicable statutes and  regulations so as to permit the public sale of the shares  issuable upon  conversion.  As used in  subparagraph  (i) of this  paragraph  g., reference to the  Corporation's  securities  shall  include,  but not be limited  to, any class or type of the  Corporation's  securities  or the securities of any of the Corporation's subsidiaries or affiliates.

      (iii)   In   addition   to  the   registration   rights   described   in
      subparagraph  (i) above,  upon the written  request of any holder of the
      Class E Preferred  Stock or any shares issued upon  conversion  thereof, the  Corporation,  as  promptly  as  possible  after  delivery  of  such request,  shall  make  all  reasonable  efforts  to  cooperate  with the requesting  holder in preparing and signing any  registration  statement or offering  statement  under any  applicable  federal or state law that the holder may  desire to file in order to sell or  transfer  the shares issuable or issued upon  conversion.  Within 10 days after the  delivery of the written request  described above,  the Corporation  shall deliver written  notice to all other  holders of the Class E Preferred  Stock or any shares issued upon conversion  thereof,  if any,  advising them that the Corporation is proceeding with a registration  statement or offering statement and that their shares issued or issuable upon  conversion will be  included  therein  if they so desire and agree to pay their pro rata share of the costs of  registration or  qualification  and provided that the holder  delivers  written notice to the Corporation of his desire to be  included  and his  agreement  to pay his pro rata  share of the cost within 30 days after the  delivery of the  Corporation's  notice to him.
      The Corporation  will supply all information  necessary or advisable for any such  registration  statements  or  offering  statements;  provided,
      however,   that  all  the  costs  and  expenses  of  such   registration
      statements  or  offering   statements   shall  be  borne,  in  a  manner
      proportionate  to the number of  securities  for which  they  indicate a desire to  register,  by the holders of the Class E Preferred  Stock and the  holders  of shares  issued  upon  conversion  thereof  who seek the registration  or  qualification  of their shares issuable or issued upon conversion.  In  determining  the  amount  of costs and  expenses  to be borne by those holders,  the only costs and expenses of the  Corporation to be included  are the  additional  costs and  expenses  that would not have  otherwise  been incurred by the  Corporation  if those holders had not desired to file a registration  statement or offering statement.  As an example,  and without limitation,  audit fees would not be charged to those  holders  if or to the  extent  that the  Corporation  would  have incurred  the same  audit  fees  for its  year-end  or other  use in the absence  of  the  registration  statement  or  offering  statement.  The holders  responsible  for the costs and  expenses  shall  reimburse  the
      Corporation  for  those  reimbursable  costs  and  expenses   reasonably
      incurred by the Corporation  within 30 days after the initial  effective date of the registration statement or qualification at issue.

      No other  securities  of the  Corporation  of any type shall be included in,  be  the  subject  of,  or be  publicly  offered  pursuant  to,  any registration  statement  or  offering  statement  filed  within 120 days following the latest  effective  date of any  registration  statement or offering statement filed pursuant to this subparagraph (iii)

      IN WITNESS WHEREOF,  The Quizno’s  Corporation has caused these Articles of  Amendment  to its  Articles  of  Incorporation  to be  signed  by its Vice
President  and General  Counsel,  effective  as of the date of filing with the
Secretary of State of the State of Colorado.

                                                THE QUIZNO’S CORPORATION

                                                By /s/Patrick E. Meyers
                                                      Patrick E. Meyers
                                                Its Vice President and General Counsel